Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew Bonzani and Ann Schlaffman, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this registration statement or any amendments thereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

	Signature	Title	Date

By	/s/ Martin J. Schroeter	Chairman and Chief Executive Officer	August 5, 2026
	Martin J. Schroeter	(Principal Executive Officer)

By	/s/ Harsh Chugh	Interim Chief Financial Officer	August 5, 2026
	Harsh Chugh	(Principal Financial Officer)

By	/s/ Bhavna Doegar	Interim Corporate Controller	August 5, 2026
	Bhavna Doegar	(Principal Accounting Officer)

By	/s/ Dominic J. Caruso	Director	August 5, 2026
Dominic J. Caruso

By	/s/ John D. Harris II	Director	August 5, 2026
John D. Harris II

By	/s/ Stephen A.M. Hester	Director	August 5, 2026
Stephen A.M. Hester

By	/s/ Shirley Ann Jackson	Director	August 5, 2026
Shirley Ann Jackson

By	/s/ Janina Kugel	Director	August 5, 2026
Janina Kugel

By	/s/ Denis Machuel	Director	August 5, 2026
Denis Machuel

By	/s/ Rahul N. Merchant	Director	August 5, 2026
Rahul N. Merchant

By	/s/ Jana Schreuder	Director	August 5, 2026
Jana Schreuder

By	/s/ Howard I. Ungerleider	Director	August 5, 2026
Howard I. Ungerleider